UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2017

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
 1025 Laurel Oak Road
Voorhees, NJ 08043
(Address of principal executive offices, including zip code)
(856) 346-8200
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
Proposed Settlement Agreement in Pennsylvania-American Water Company General Rate Case
On April 28, 2017, Pennsylvania-American Water Company (“PAWC”), a wholly owned subsidiary of American Water Works Company, Inc. (the “Company”), filed a general rate case with the Pennsylvania Public Utility Commission (the “PaPUC”) requesting $108 million in additional annualized water and wastewater revenues. On October 16, 2017, PAWC and the other parties to the proceeding entered into a proposed settlement agreement to provide PAWC with additional annualized water and wastewater revenues of $62 million. To take effect, the proposed settlement agreement must be approved by the PaPUC after a public hearing and initial decision by the administrative law judges assigned to the case by the PaPUC. The parties to the proceeding have agreed to use their best efforts to obtain PaPUC approval of the settlement agreement on or before December 7, 2017, and the implementation of the new water and wastewater rates on January 1, 2018.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “anticipate,” “propose,” “predict,” “project,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could,” or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on American Water’s and PAWC’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this Current Report on Form 8-K as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2017, and other filings with the SEC, and additional risks and uncertainties, including with respect to the approval by the PaPUC of the proposed settlement agreement described above; the occurrence of anticipated benefits to PAWC if the proposed settlement agreement is approved by the PaPUC; unexpected costs, liabilities or delays associated with the approval of the proposed settlement agreement or the resolution of PAWC’s general rate case; regulatory, legislative, local or municipal actions affecting the water and wastewater industries, which could adversely affect PAWC and the Company; and other economic, political, business and other factors.
These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the Company’s annual and quarterly reports as filed with the SEC, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company does not have any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. New factors emerge from time to time, and it is not possible for us to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s or PAWC’s business, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: October 16, 2017	By:	/s/ LINDA G. SULLIVAN
Linda G. Sullivan
Executive Vice President and Chief Financial Officer